UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1

CURRENT REPORT
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

MIMEDX GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-52491	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Chastain Center Blvd., Suite 60	30144
Kennesaw, GA	(Zip Code)
(Address of principal executive offices)

(678) 384-6720
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which
To be so registered	Each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒
Title of each class to be registered: Common Stock, par value $0.001 per share
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐
Security Act registration statement file number to which this form relates: None.
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Explanatory Note

This Amendment No. 1 amends the Registration Statement on Form 8-A filed by MiMedx Group, Inc. (the “Company”) on April 22, 2013. This Amendment No. 1 is being filed to correct a typographical error related to the name of the exchange on which the Company’s common stock is to be registered. Accordingly, all information set forth in the initial Form 8-A is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.
(Registrant)
Dated: April 23, 2013

	By:	/s/: Michael J. Senken
Michael Michael J. Senken, Chief Financial Officer